Exhibit C(17)

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                      CONSERVATION BOND PURCHASE AGREEMENT
                          Dated as of October 11, 1996


                                      Among


                        PORTLAND GENERAL ELECTRIC COMPANY
                                  as the Seller


                ASSET SECURITIZATION COOPERATIVE CORPORATION
                                as the Purchaser

                       CANADIAN IMPERIAL BANK OF COMMERCE
                      as Servicing Agent for the Purchaser

                                       and

                        PORTLAND GENERAL ELECTRIC COMPANY
                               as Collection Agent


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                                TABLE OF CONTENTS

Section                                                                     Page


ARTICLE I

      DEFINITIONS

      SECTION 1.01.     Certain Defined Terms................................1
      SECTION 1.02.     Other Terms..........................................5
      SECTION 1.03.     Computation of Time Periods..........................5

ARTICLE II

      PURCHASE AND SALE OF CONSERVATION BOND

      SECTION 2.01.     Purchase and Sale of the Conservation Bond...........5
      SECTION 2.02.     Purchase Price.......................................6
      SECTION 2.03.     Closing..............................................6

ARTICLE III

      COLLECTION AGENT AND ADMINISTRATION

      SECTION 3.01.     Appointment of Collection Agent; Acceptance of
                        Appointment..........................................6
      SECTION 3.02.     Duties of Collection Agent...........................6
      SECTION 3.03.     Collection of Allocated Conservation Amounts and
                        Related Matters......................................7
      SECTION 3.04.     Rate Revision........................................8

ARTICLE IV

      THE SERVICING AGENT

      SECTION 4.01.     Appointment of Servicing Agent.......................9
      SECTION 4.02.     Replacement of Servicing Agent.......................9

ARTICLE V

      PAYMENTS AND SECURITY INTEREST

      SECTION 5.01.     Payments of Principal and Interest..................10
      SECTION 5.02.     Security Interest in the Conservation Investment
                        Assets..............................................10

ARTICLE VI

      CONDITIONS PRECEDENT

      SECTION 6.01.     Conditions Precedent to the Purchase................12


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ARTICLE VII

      REPRESENTATIONS AND WARRANTIES

      SECTION 7.01.     Representations and Warranties of the Seller........13
      SECTION 7.02.     Representations and Warranties of the Collection
                        Agent...............................................15

ARTICLE VIII

      COVENANTS

      SECTION 8.01.     Affirmative Covenants of the Seller.................17
      SECTION 8.02.     Reporting Requirements of the Seller................18
      SECTION 8.03.     Negative Covenants of the Seller....................19
      SECTION 8.04.     Affirmative Covenants of the Collection Agent.......19
      SECTION 8.05.     Reporting Requirements of the Collection Agent......21
      SECTION 8.06.     Negative Covenants of the Collection Aqent..........22

ARTICLE IX

      EVENTS OF DEFAULT

      SECTION 9.01.     Events of Default of Seller.........................22
      SECTION 9.02.     Events of Default of Collection Agent...............23

ARTICLE X

      INDEMNIFICATION

      SECTION 10.01.    Indemnification by Seller...........................25
      SECTION 10.02.    Notices to Seller...................................26
      SECTION 10.03.    Indemnification by Colleciton Agent.................26
      SECTION 10.04.    Notices to Collection Agent.........................27

ARTICLE XI

      MISCELLANEOUS

      SECTION 11.01.    Amendments, Etc.....................................27
      SECTION 11.02.    Notices, Etc........................................27
      SECTION 11.03.    Payments Net of Taxes...............................28
      SECTION 11.04.    No Waiver: Remedies.................................28
      SECTION 11.05.    Binding Effect: Assignability.......................28
      SECTION 11.06.    Governing Law.......................................28
      SECTION 11.07.    No Proceedings......................................29
      SECTION 11.08.    Execution in Counterparts...........................29
      SECTION 11.09.    Limited Recourse....................................29


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

                      CONSERVATION BOND PURCHASE AGREEMENT


          PORTLAND GENERAL ELECTRIC COMPANY, (the "Seller"), ASSET SECURITIZATION COOPERATIVE CORPORATION (the "Purchaser"), CANADIAN IMPERIAL BANK OF COMMERCE, acting through certain offices in the United States of America ("CIBC"), as agent (the "Servicing Agent") for the Purchaser, and PORTLAND GENERAL ELECTRIC COMPANY, solely as collection agent ("Collection Agent"), agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

          SECTION 1.01. Certain Defined Terms. The following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Adverse Claim" means any mortgage, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (consensual, statutory or other), charge, security arrangement, negative pledge or any other encumbrance or other right or claim in, of or on any Person's assets or properties in favor of any other Person, of any kind or nature whatsoever.

          "Affiliate" means any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, another Person or a subsidiary of such other Person.

          "Agreement" means this Conservation Bond Purchase Agreement, as the same may from time to time be amended, restated, supplemented or otherwise modified.

          "Allocated Conservation Amount Advance" has the meaning assigned in
     Section 3.03(b).

          "Allocated Conservation Amounts" means that amount of each payment made by or on behalf of the Customers allocated to the payment of the Conservation Bond pursuant to the Tariff.

          "Balancing Account" has the meaning assigned to such term in Section 3.03(b).

          "Bondable Conservation Investment Amount" means $80,730,501 the unamortized balance of amounts invested by the Seller in the Bondable Conservation Investments as reflected on the books of the Seller as of the Closing Date.

          "Bondable Conservation Investments" means the investments and expenditures of the Seller which have been designated by the Commission pursuant to the Bondable Conservation Investments Order as meeting the requirements of "bondable conservation investments" as set forth in the Statute.

          "Bondable Conservation Investments Application" means the Application, as amended, attached hereto as Exhibit A filed with the Commission seeking the approval of the Bondable Conservation Investments Order.

          "Bondable Conservation Investments Order" means that certain Order (No. 96-258) of the Commission attached hereto as Exhibit B, declaring certain conservation program expenditures to be Bondable Conservation Investments.

          "Business Day" means any day on which banks are not authorized or required to close in New York City or Portland, Oregon.

          "Closing" has the meaning assigned to that term in Section 2.03.

          "Closing Date" has the meaning assigned to such term in Section 2.03.

          "Collateral" has the meaning assigned to such term in Section 5.02(a).

          "Collection Agent" means Portland General Electric Company solely in its capacity as the collection agent with respect to Allocated Conservation Amounts under this Agreement and any successor thereto.

          "Collection Agent's Event of Default" has the meaning assigned to such term in Section 9.02.

          "Collection Date" means the earliest Business Day on which the principal amount of the Conservation Bond shall have been paid in full together with all accrued and unpaid interest thereon and all other amounts due to the Purchaser hereunder.

          "Commission" means the Public Utility Commission of Oregon or any successor governmental agency which has regulatory authority over rates chargeable to Customers in connection with the provision and distribution of electric energy and other services to such Customers.

          "Conservation Bond" means the "Conservation Bond" issued and sold by the Seller hereunder and approved by the Commission pursuant to the Financing Order.


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

          "Conservation Investment Assets" has the meaning assigned to such term in Section 757.455 of the Statute with respect to Allocated Conservation Amounts collectable or collected in accordance with the Tariff and any Revised Tariff.

          "Credit and Collection Policy" means the credit and collection policies and practices of the Seller or Collection Agent, as the case may be, relating to the collection of amounts due from Customers, in effect from time to time.

          "Credit Facilities" means each of the committed loan facilities, lines of credit, letters of credit and other forms of credit enhancement available to the Purchaser which are not Liquidity Facilities.

          "Customer" means each retail customer of Portland General Electric Company or its successors or assigns obligated pursuant to the Tariff or the Revised Tariff, as the case may be, to pay Allocated Conservation Amounts to Portland General Electric Company or its successors or assigns or any other Person who owes or may be liable for such Allocated Conservation Amounts.

          "DMS Financing Adjustment Account " means that account established pursuant to the Tariff for the recording of collections of Allocated Conservation Amounts from Customers under the Tariff.

          "ERISA" means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

          "Financing Application" means the Application, as amended, attached hereto as Exhibit C filed with the Commission seeking the approval of the Financing Order.

          "Financing Order" means that certain Order No. 96-263 of the Commission substantially-in the form attached hereto as Exhibit D, approving, among other things, the issuance of the Conservation Bond.

          "Fixed Rate" means a fixed rate of interest equal to 6.91 per annum.

          "General Tariffs" means the schedules of rates in effect from time to time, that the Commission has authorized the Seller to charge to Customers in connection with the provision and distribution of energy and other services to such Customers.

          "Liquidity Facilities" means each of the committed loan facilities, lines of credit and other financial


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     accommodations available to the Purchaser to support the liquidity of the
     Purchaser's commercial paper notes and medium term notes.

          "Monthly Report" means a monthly report delivered by the Collection Agent to the Servicing Agent in substantially the form of Exhibit E hereto.

          "Moody's." means Moody's Investors Service, Inc. and any successor thereto.

          "Over Collection Loan" has the meaning assigned in Section 3.03(b).

          "Person" means any corporation, natural person, firm, joint venture, partnership, limited liability company, trust, unincorporated organization, enterprise, government or any department or agency of any government.

          "Principal Amount" has the meaning assigned to that term in Section 2.01.

          "Purchase" means the purchase of the Conservation Bond by the Purchaser from the Seller pursuant to this Agreement.

          "Purchase Price" has the meaning assigned to that term in Section
     2.02.

          "Rate Revision" means each revision to the Rates with respect to which
     (a) in the case where immediately prior to any such revision the Tariff was in effect, a Revised Tariff shall take effect or (b) in the case where immediately prior to any such revision a Revised Tariff was in effect, a subsequent Revised Tariff shall take effect.

          "Rates" means the prices in effect from time to time that the Seller is authorized to charge Customers from the initial effective date of the Tariff through the date when all Allocated Conservation Amounts due pursuant to the Tariff or any Revised Tariff have been collected.

          "Revised Tariff" means any schedule to the General Tariffs, in replacement of the Tariff (or any Revised Tariff then in effect), allocating revenues to the payment of the Conservation Bond, and put into effect from time to time by approval of the Commission, such that the Rates will, taking into account the Balancing Account, generate Allocated Conservation Amounts sufficient to meet the Scheduled Payment Amounts.

          "S&P" means Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, or any successor thereto.


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          "Scheduled Payment Amount" means for each Settlement Period, an amount equal to $933,609.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Seller's Event of Default" has the meaning assigned to such term in
     Section 9.01.

          "Settlement Date" means the eleventh day of each calendar month, or, if such eleventh day is not a Business Day, the immediately succeeding Business Day.

          "Settlement Period" means the period from a Settlement Date to the immediately next succeeding Settlement Date.

          "Statute" means ORS 757.005 through ORS 757.460.

          "Tariff" means Schedule 107 to the General Tariffs, as in effect from time to time.

          "UCC" means the Uniform Commercial Code as from time to time in effect in the State of Oregon.

          SECTION 1.02. Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of Oregon, and not specifically defined herein, are used herein as defined in such
Article 9. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term "including" means "including without limitation".

          SECTION 1.03. Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."


                                   ARTICLE II

                   PURCHASE AND SALE OF CONSERVATION BOND

          SECTION 2.01. Purchase and Sale of the Conservation Bond. On the terms and subject to the conditions set forth in this Agreement, and in reliance on the covenants, representations, warranties and agreements herein set forth, the Seller hereby agrees to sell to the Purchaser, and the Purchaser hereby agrees to purchase from the Seller, at the Closing, a


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Conservation Bond having a principal amount equal to the Bondable Conservation
Investment Amount ("Principal Amount").

          SECTION 2.02. Purchase Price. The Conservation Bond is to be purchased at a price equal to 100% of the Principal Amount thereof (the "Purchase Price"). The Purchase Price shall be paid by the Purchaser to the Seller on the Closing Date in accordance with Section 2.03.

          SECTION 2.03. Closing. The closing (the "Closing") of the Purchase shall take place at the offices of Sidley & Austin, 875 Third Avenue, New York, New York 10022, on October 11, 1996, or, if the conditions to closing set forth in Article VI of this Agreement shall not have been satisfied or waived by such date, as soon as practicable after such conditions have been satisfied or waived, or at such other time, date and place as the parties shall agree upon (the date of the Closing being referred to herein as the "Closing Date"). No later than 4:00 P.M. (New York time) on the Closing Date (or, if the conditions precedent to closing have not been satisfied or waived by 4:00 P.M., at such later time on the Closing Date as such conditions have been satisfied or waived), the Purchaser shall pay to the Seller the Purchase Price as described in Section 2.02 by wire transfer of immediately available funds to a bank account designated by the Seller in writing to the Servicing Agent. On the Closing Date, the Conservation Bond shall be issued and delivered to the Purchaser.


                                  ARTICLE III

                       COLLECTION AGENT AND ADMINISTRATION

          SECTION 3.01. Appointment of Collection Agent; Acceptance of Appointment. The Purchaser hereby appoints the Seller as Collection Agent, and hereby agrees not to revoke such appointment except in accordance with the express terms hereof. The Seller hereby accepts the foregoing appointment as Collection Agent pursuant to the terms hereof.

          SECTION 3.02. Duties of Collection Agent. The Collection Agent shall manage, service, administer and make collections of the Allocated Conservation Amounts, to the extent expressly required by the terms of this Agreement, with reasonable care, using that degree of skill and attention that the Collection Agent exercises with respect to collections that the Collection Agent makes for itself. The duties of the Collection Agent shall include billing, collecting and posting of all payments; responding to inquiries by Customers or by the Commission, federal, local or other state governmental authorities with respect to the Conservation Bond, the Bondable Conservation Investment, and the Conservation Investment Assets; investigating delinquencies; accounting for collections; furnishing statements to the Servicing Agent and Purchaser, and


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taking action in connection with the revisions to Rates to the extent expressly set forth in Section 3.04. The Collection Agent shall follow its customary standards, policies and procedures in performing its duties as Collection Agent. Without limiting the generality of the foregoing, the Collection Agent shall be, and is hereby, authorized and empowered on behalf of itself, the Servicing Agent and the Purchaser, or any of them, to execute and deliver any and all instruments, documents or notices, make any filing, and take any position in proceedings of any kind with any governmental authorities (including with the Commission), in each case in respect of the Conservation Bond, the Bondable Conservation Investment and the Conservation Investment Assets, including any Rate Revision. The Servicing Agent shall furnish the Collection Agent with such documents as have been prepared by the Collection Agent for execution by the Purchaser or the Servicing Agent and as are reasonably necessary or appropriate to enable the Collection Agent to carry out its duties hereunder.

          SECTION 3.03. Collection of Allocated Conservation Amounts and Related Matters.

          (a) The Collection Agent shall use all reasonable efforts to collect all Allocated Conservation Amounts as and when the same shall become due, and shall follow such collection procedures as it follows with respect to amounts that it collects for itself pursuant to the General Tariffs. The Collection Agent shall not change the amount of or reschedule the due date of any scheduled payment of any Allocated Conservation Amount, except as contemplated by this Agreement or as required by law or court order; provided, however, that the Collection Agent may take such action to the extent that such action would be in accordance with customary practices of the Collection Agent with respect to amounts that it collects for itself pursuant to the General Tariffs.

          (b) Pursuant to and in accordance with the Tariff, or any Revised Tariff, the Collection Agent shall maintain a DSM Financing Adjustment Account ("Balancing Account"), and shall record all Allocated Conservation Amounts collected by the Collection Agent during the period commencing with the initial effective date of the Tariff and ending when all Allocated Conservation Amounts due pursuant to the Tariff have been collected, each Allocated Conservation Amount Advance and each Over Collection Loan and, taking into account the payment of the Scheduled Payment Amounts and amounts of accrued interest, the balance of the Balancing Account on a monthly basis. Pursuant to the Tariff, the Scheduled Payment Amount is due and payable for each Settlement Period regardless of the amount of Allocated Conservation Amounts actually collected during such Settlement Period. Therefore, in the event that the balance of the Balancing Account for any Settlement Period is insufficient to pay the Scheduled Payment Amount for the applicable Settlement Period, the Collection Agent shall advance such additional amount ("Allocated Conservation Amount Advance") as is necessary to pay


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the full Scheduled Payment Amount, as provided in Section 5.01, which Allocated
Conservation Amount Advance shall bear interest in accordance with and at the rate specified in the Tariff or any Revised Tariff until repaid, including repayment in the form of an Over Collection Loan. Notwithstanding the foregoing, the obligation of Collection Agent to make Allocated Conservation Amount Advances is expressly limited to amounts of revenue that have been collected or are collectable pursuant to the Tariff or any Revised Tariff by Collection Agent from Conservation Investment Assets. In the event that the balance of the Balancing Account for any Settlement Period is greater than the Scheduled Payment Amount to be paid to the Servicing Agent for such Settlement Period, the Collection Agent may use some or all of such excess amount ("Over Collection Loan") in the ordinary course of its business without limitation, which Over Collection Loan shall bear interest in accordance with and at the rate specified in the Tariff or any Revised Tariff until repaid to the Balancing Account or offset against an Allocated Conservation Amount Advance.

          (c) Any Allocated Conservation Amount Advance shall be used exclusively to pay the Scheduled Payment Amount, and shall be repaid, including interest thereon, exclusively from Allocated Conservation Amounts. Any Over Collection Loan shall be made exclusively from Allocated Conservation Amounts, and the repayment thereof, including interest thereon, shall be used exclusively to pay Scheduled Payment Amounts.

          SECTION 3.04. Rate Revision.

          (a) So long as the Conservation Bond is outstanding, the Collection Agent shall, pursuant to the Tariff, on or before October 1 of each year following the initial effective date of the Tariff, file any Revised Tariff with the Commission as is reasonably necessary to adjust the Rates ("Rate Revision") to provide that the Allocated Conservation Amounts shall be sufficient to collect the Scheduled Payment Amount and to repay to the Collection Agent any Allocated Conservation Amount Advances, plus interest at the rate provided in the Revised Tariff. In addition, the Collection Agent may file a Revised Tariff with the Commission at any time the Collection Agent deems prudent and will file a Revised Tariff with the Commission to adjust the Rates whenever Scheduled Payment Amounts are due and remain unpaid or if the average balance in the Balancing Account exceeds or is less than twenty percent (20%) of the annualized Scheduled Payment Amount. Rate Revisions shall remain in effect until the earlier of (i) the next Rate Revision and (ii) the date when all Allocated Conservation Amounts due pursuant to the Tariff have been collected.

          (b) In connection with each such filing of a Revised Tariff, the Collection Agent shall in the effort to provide that the Allocated Conservation Amounts shall be sufficient to collect and to repay the amounts referred to in
Section 3.04(a), above,


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

promptly: (i) calculate the relevant Rate Revision, (ii) make an appropriate filing with the Commission, (iii) take all reasonable actions, and make all reasonable efforts in order to effectuate the Revised Tariff and related Rate Revision, and (iv) send to the Servicing Agent copies of all notices and documents that, in the Collection Agent's reasonable judgment, are material with respect thereto.

          (c) It is expressly agreed and acknowledged by the Purchaser that (i) in connection with any Revised Tariff or Rate Revision, the Collection Agent is acting solely in its capacity as collection agent hereunder, (ii) the Collection Agent is not responsible in any manner for, and shall have no liability whatsoever as a result of any action, decision, ruling or other determination made or not made, or any delay (other than any delay resulting from the failure of the Collection Agent to file the applications required by Section 3.04(b)(ii) in a timely manner), by the Commission in any way related to the Revised Tariff or Rate Revision (it being acknowledged by the Seller that the foregoing is not intended to, and shall not, relieve the Seller of liability for any misrepresentation under Section 7.01(b) or in connection with any Rate Revision or any Revised Tariff or any adjustments to either thereof), and (iii) the Collection Agent shall, except in cases of its gross negligence, have no liability whatsoever relating to the calculation of the Rate Revision or the Revised Tariff and any adjustments thereto (including as a result of any inaccuracy of any of the assumptions made in such calculation). The Collection Agent hereby acknowledges that the terms of this Section 3.04(c) are not intended to, and shall not, relieve the Collection Agent of liability for any misrepresentation by the Collection Agent under Section 7.02 or the breach by the Collection Agent of its other agreements under this Agreement.


                                   ARTICLE IV

                               THE SERVICING AGENT

          SECTION 4.01. Appointment of Servicing Agent. The Purchaser has appointed Canadian Imperial Bank of Commerce as its Servicing Agent. The Servicing Agent is responsible for administering and enforcing this Agreement on behalf of the Purchaser and fulfilling all other duties expressly assigned to it in this Agreement. The Purchaser has granted the Servicing Agent the authority to take all actions necessary to assure compliance by the Seller and the Collection Agent with the terms of this Agreement and to take all actions required or permitted to be performed by the Purchaser under this Agreement.

          SECTION 4.02. Replacement of Servicing Agent. The Purchaser may, at any time in its discretion, remove a Servicing Agent and appoint a new Servicing Agent, which shall have the duties described in Section 4.01.


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

                                    ARTICLE V

                         PAYMENTS AND SECURITY INTEREST

          SECTION 5.01. Payments of Principal and Interest.

          (a) The Principal Amount of the Conservation Bond, together with interest thereon at the Fixed Rate shall be payable in 120 monthly installments each equal to the Scheduled Payment Amount. [On each Settlement Date, commencing with the Settlement Date occurring on November 11, 1996, the Collection Agent shall on behalf of Seller and solely out of: (i) Allocated Conservation Amounts relating to the immediately preceding Settlement Period, (ii) any repayments, including interest, of any Over Collection Loan or (iii) any required Allocated Conservation Amount Advance, pay to the Servicing Agent, for the account of the Purchaser, an amount equal to the Scheduled Payment Amount.] Notwithstanding any other provisions of this Agreement or the Conservation Bond neither Collection Agent nor Seller have any obligation to pay the Principal Amount and interest thereon from sources other than set forth as items (i), (ii), and (iii), above.

          (b) All amounts to be paid by the Collection Agent hereunder shall be paid in accordance with the terms hereof no later than 3 P.M. (New York City time) on the day when due in lawful money of the United States of America in same day funds to the Purchaser's account maintained at Bankers Trust Company, New York, New York, ABA #021-001-033, for the account of Asset Securitization Cooperative Corporation, Account No. 00-213-014. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and, for any period shorter than a full calendar month, on the basis of the actual number of days elapsed in such period. No adjustment shall be made in the calculation of interest in the event any such 30-day period ends on a day that is not a Business Day. To the extent that the Collection Agent fails to pay when due to the Purchaser any amount payable hereunder, interest shall be due and payable on such unpaid amount, for each day until paid in full, at the rate of one percent (1.0%) in excess of the rate of interest per annum published on such day (or, if not then published, on the most recently preceding day) in The Wall Street Journal, as the "Prime Rate". Changes in the rate payable hereunder shall be effective on each date on which a change in the "Prime Rate" is published.

          SECTION 5.02. Security Interest in the Conservation Investment Assets.

          (a) As security for the payment of the Principal Amount and interest thereon under the Conservation Bond, the Seller hereby grants to the Purchaser, subject to the provisions of Section 757.460 of the Statute, a security interest in the Conservation Investment Assets (and, in addition, to the extent permitted by the consistent with the Section 757.460 of the Statute,


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

all of the Seller's right, title and interest in and to, and to receive, payments pursuant to the Tariff and any Revised Tariff and all of the Seller's right to have the principal and interest due on the Conservation Bond recovered through Rates pursuant to and in accordance with the Statute) and all proceeds thereof (the "Collateral"). As contemplated by Section 757.460 of the Statute, the foregoing security interest in the Conservation Investment Assets shall be a continuously perfected security interest in all revenues and proceeds arising with respect to the Bondable Conservation Investments, whether or not those revenues have accrued; provided, that any foreclosure or other enforcement of such security interest shall be in a manner authorized by Section 757.460 of the Statute.

          (b) Until the Collection Date, the Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents and take all action that the Servicing Agent may from time to time reasonably request in order to perfect, evidence and protect the validity, enforceability, perfection and first priority of the Purchaser's security interest in the Collateral and to enable the Purchaser and/or the Servicing Agent acting on behalf of the Purchaser to exercise or enforce any of the Purchaser's rights hereunder. Without limiting the generality of the foregoing, the Seller will upon the request of the Servicing Agent, execute and file such financing or continuation statements or amendments thereto or assignments thereof as may be reasonably requested by the Servicing Agent.

          (c) To the fullest extent permitted by applicable law, the Servicing Agent shall be permitted to sign and file continuation statements and amendments thereto and assignments thereof without the Seller's signature. Carbon, photographic or other reproduction of this Agreement or any financing statement shall be sufficient as a financing statement.

          (d) In the event the Seller shall change its name, identity or corporate structure (within the meaning of Section 9402(7) of any applicable enactment of the UCC) or shall relocate its chief executive office or any office where the material records relating to the Conservation Investment Assets are kept, the Seller (1) shall give the Servicing Agent at least thirty (30) days' prior written notice thereof and (2) shall promptly execute and deliver all financing statements, instruments and other documents requested by the Servicing Agent in connection with such change or relocation and (3) shall take all action that the Servicing Agent may reasonably request with respect to the filing, recording and confirmation thereof.


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

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

          SECTION 6.01. Conditions Precedent to the Purchase. The following conditions must be satisfied on or before the Closing:

          (a) Membership in the Purchaser. The Seller will have joined the Purchaser as a member by delivering to the Purchaser an executed Membership Agreement in the form of Exhibit F, together with the sum of $10,000 as an investment in the Purchaser. Such investment will be refunded by the Purchaser to the Seller when the Conservation Bond is paid in full.

          (b) Absence of Liens. The Servicing Agent will have received evidence acceptable to it (which may include Uniform Commercial Code search reports) that the Conservation Investment Assets are free and clear of any Adverse Claim.

          (c) Financing Statements. The Servicing Agent will have received acknowledgment copies of UCC-1 financing statements, and all other documents reasonably requested by the Servicing Agent, to evidence the perfection of the Purchaser's security interest in the Conservation Investment Assets.

          (d) Seller Resolutions. The Servicing Agent will have received a certificate of the Seller's secretary or assistant secretary attesting to:

          (i) the resolutions of the Board of Directors of the Seller authorizing the execution by the Seller of this Agreement;

          (ii) the names and signatures of the officers of the Seller authorized to execute this Agreement; and

          (iii) the completeness and correctness of the articles of incorporation and by-laws of the Seller attached to said certificate.

          (e) Legal Opinion of Counsel to the Seller. The Servicing Agent will have received an opinion from counsel to the Seller, substantially in the form attached hereto as Exhibit G.

          (f) Good Standing Certificate. The Servicing Agent will have received a certificate of recent date issued by the Secretary of State of the State of Oregon, as to the legal existence and good standing of the Seller.

          (g) Representations and Covenants. On and as of the date of the Purchase (i) the representations of the Seller in Article VII shall be true and correct with the same effect as if made on such date and (ii) the Seller shall be in compliance with the covenants set forth in this Agreement. The Seller, by accepting the proceeds of such Purchase, shall be deemed to have certified as to the truth and accuracy of each of the matters described in the foregoing clauses (i) and (ii), both before and after giving effect to the Purchase.

          (h) Regulatory Approvals. The Servicing Agent shall have received copies of each of the following:

               (i) the Bondable Conservation Investment Application, together with the Exhibits and Attachments accompanying such Application;

               (ii) the Bondable Conservation Investments Order;

               (iii) the Financing Application, together with the Exhibits and Attachments accompanying such Application;

               (iv) the Financing Order; and

               (v) the Tariff.

          (i) Other Documents. The Servicing Agent and the Purchaser will have received all other documents that either of them have reasonably requested from the Seller.

          (j) Structuring Fee. The Seller shall have paid a structuring fee to the Servicing Agent in the amount of $50,000.


                                  ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

          SECTION 7.01. Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Purchaser and the Servicing Agent that as of the date hereof and the Closing Date:

          (a) The Seller is a corporation duly organized and validly existing in good standing under the laws of the State of Oregon and has full corporate power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement and the Conservation Bond.

          (b) The execution, delivery and performance by the Seller of this Agreement, and the transactions contemplated hereby, are within the Seller's corporate powers, have been duly authorized by all necessary corporate action, do not contravene (i) the Seller's charter or by-laws, (ii) any law, rule or regu-lation applicable to the Seller, (iii) any contractual restriction contained in any material indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note, or other agreement or instrument binding on or, to the best of Seller's knowledge, affecting the Seller or its property or (iv) any order, writ, judgment, award, injunction or decree binding on or, to the best of Seller's knowledge, affecting the Seller or its property, and do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties (other than in favor of the Purchaser as contemplated hereunder). This Agreement has been duly executed and delivered on behalf of the Seller.

          (c) There are no proceedings or investigations, pending or, to the best knowledge of the Seller, threatened against the Seller before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement or the Conservation Bond, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling as to the validity or enforceability of this Agreement or the Conservation Bond, or (iv) except as disclosed in the Seller's Annual Report on Form 10-K for the year ended December 31, 1995 or Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996, seeking any determination or ruling that would materially and adversely affect the performance by the Seller of its obligations under this Agreement or the Conservation Bond.

          (d) All approvals, authorizations, consents, orders or other actions of any Person or of any governmental body or official required in connection with the execution and delivery of this Agreement by the Seller, the performance by the Seller of the transactions contemplated by this Agreement and the fulfillment of the terms hereof to be fulfilled by the Seller, have, or will at Closing will have been obtained.

          (e) This Agreement constitutes a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights and (ii) as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

          (f) No proceeds of the Purchase hereunder will be used by the Seller
(i) for buying or carrying Margin Stock, as defined in Regulation U of the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction that is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

          (g) No certificate, exhibit attached hereto, document or financial statement prepared by the Seller and-required to be furnished on or before the Closing Date by the Seller to the Servicing Agent or the Purchaser in connection with this Agreement or the Conservation Bond is or shall be inaccurate in any material respect, or contains or shall contain any material misstatement of fact, or omits or shall omit to state a material fact or any fact necessary to make the statements contained therein not misleading, in each case, as of the date it is or shall be dated.

          (h) The Conservation Bond has been duly and validly authorized by the Seller, and, when executed and delivered in accordance with the terms hereof and delivered to and paid for by the Purchaser in accordance with this Agreement, will be duly and validly issued and outstanding, and will comply with and be entitled to the benefits of the Bondable Conservation Investments Order and the Financing Order.

          (i) The Seller is not required to register as an "investment company" nor is the Seller controlled by an "investment company" within the Investment Company Act of 1940, as amended.

          (j) The balance sheets of the Seller and its consolidated subsidiaries as at June 30, 1996, and the related statements of income and retained earnings of the Seller and its consolidated subsidiaries for the fiscal year ended December 31, 1995, copies of which have been furnished to the Servicing Agent, fairly present the financial condition of the Seller and its consolidated subsidiaries as at such dates and the results of the operations of the Seller and its consolidated subsidiaries for the periods ended on such dates all in accordance with generally accepted accounting principles consistently applied, and since June 30, 1996, there has been no material adverse change in such condition or operations.

          (k) The sale of the Conservation Bond pursuant to the terms of this Agreement will not require the registration of such Conservation Bond under the Securities Act.

          (l) The Conservation Investment Assets are free and clear of any Adverse Claim except in favor of the Purchaser as provided in this Agreement.

          (m) The chief place of business and chief executive office of the Seller are located at the address of the Seller referred to on the signature page of this Agreement and the location of the offices where the Seller keeps all of its records concerning the Bondable Conservation Investments and the Conservation Investment Assets is at the same address.

          SECTION 7.02. Representations and Warranties of the Collection Agent. The Collection Agent hereby represents and warrants to the Purchaser and the Servicing Agent that as of the date hereof and the Closing Date:

          (a) The Collection Agent is a corporation duly organized and validly existing in good standing under the laws of the State of Oregon and has full corporate power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement.

          (b) The execution, delivery and performance by the Collection Agent of this Agreement, and the transactions contemplated hereby, are within the Collection Agent's corporate powers, have been duly authorized by all necessary corporate action, do not contravene (i) the Collection Agent's charter or by-laws, (ii) any law, rule or regulation applicable to the Collection Agent,
(iii) any contractual restriction contained in any material indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note, or other agreement or instrument binding on or, to the best of Collection Agent's knowledge, affecting the Collection Agent or its property or (iv) any order, writ, judgment, award, injunction or decree binding on or, to the best of Collection Agent's knowledge, affecting the Collection Agent or its property, and do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties (other than as may be contemplated hereunder). This Agreement has been duly executed and delivered on behalf of the Collection Agent.

          (c) There are no proceedings or investigations, pending or, to the best knowledge of the Collection Agent, threatened against the Collection Agent before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement,
(ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, or (iii) seeking any determination or ruling as to the validity or enforceability of this Agreement, or (iv) except as disclosed in the Collection Agent's Annual Report on Form 10-K for the year ended December 31, 1995 or Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996, seeking any determination or ruling that could materially and adversely affect the performance by the Collection Agent of its obligations under this Agreement.

          (d) All approvals, authorizations, consents, orders or other actions of any Person or of any governmental body or official required in connection with the execution and delivery of this Agreement by the Collection Agent, the performance by the Collection Agent of the transactions contemplated by this Agreement and the fulfillment of the terms hereof to be fulfilled by the Collection Agent, have, or will at Closing have been obtained.

          (e) This Agreement constitutes a legal, valid and binding obligation of the Collection Agent enforceable against the Collection Agent in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights, and (ii) as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

          (f) No certificate, document or financial statement prepared by the Collection Agent and required to be furnished on or before the Closing Date by the Collection Agent to the Servicing Agent or the Purchaser in connection with this Agreement is or shall be inaccurate in any material respect, or contains or shall contain any material misstatement of fact, or omits or shall omit to state a material fact or any fact necessary to make the statements contained therein not misleading, in each case, as of the date it is or shall be dated.

          (g) The chief place of business and chief executive office of the Collection Agent are located at the address of the Collection Agent referred to on the signature page of this Agreement and the location of the offices-where the Collection Agent keeps all of its records concerning the Bondable Conservation Investments and the Conservation Investment Assets is at the same address.

                                  ARTICLE VIII

                                    COVENANTS

          SECTION 8.01. Affirmative Covenants of the Seller. From the date hereof until the Collection Date, unless the Servicing Agent shall otherwise consent in writing, the Seller will:

          (a) Comply in all material respects with all applicable laws, rules, regulations and orders (including all material provisions of ERISA) with respect to it, its business and properties, including the Bondable Conservation Investments and the Conservation Investment Assets if failure to comply would materially adversely affect its ability to perform its obligations under this Agreement or the Conservation Bond or the collectibility of the Conservation Investment Assets.

          (b) Preserve and maintain its corporate existence, in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified could materially adversely affect its ability to perform its obligations under this Agreement or the Conservation Bond or the collectibility of the Conservation Investment Assets. Nothing herein shall prevent the merger, consolidation or sale of all or substantially all of the assets and business of the Seller, provided that any corporation or other entity (i) into which the Seller may be merged or consolidated, (ii) which may result from any merger, conversion or consolidation to which the Seller shall be a party and in which the Seller is not the surviving entity, or (iii) which may succeed to all or substantially all of the business of the Seller, shall execute an agreement of assumption to perform every obligation of the Seller hereunder in which event such corporation or entity shall be the successor to the Seller hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement. The Seller shall give prompt notice of any such merger, consolidation or sale to the Purchaser and the Servicing Agent.

          (c) At any reasonable time, permit the Purchaser or its agents or representatives, at their expense, to visit its offices in order to examine its books of account and other records and files relating to the Conservation Investment Assets (including, without limitation, computer tapes and disks) and to discuss with its officers and employees its business, finances and accounts with respect thereto.

          (d) At its expense timely and fully perform and comply with all terms and provisions required to be observed by it under the Financing Order, the Tariff and any Revised Tariff, including, without limitation, making all necessary filings required of it in connection with Rate Revisions and other changes in Rates to the extent permitted or required pursuant to the Financing Order, provided, that any such Rate Revisions or other change to Rates shall not modify the Scheduled Payment Amount of the Conservation Bond.

          SECTION 8.02. Reporting Requirements of the Seller. From the date hereof until the Collection Date, the Seller will, or will cause any other applicable Person to, unless the Servicing Agent shall otherwise consent in writing, furnish to the Servicing Agent:

          (a) promptly following the sending or filing thereof, copies of reports filed on Form 10-K, Form 10-Q and Form 8-K with the Securities and Exchange Commission;

          (b) as soon as available and in any event within 120 days after the end of each fiscal year of the Seller, a copy of audited financial statements for such year certified by a nationally recognized public accounting firm for the Seller and its consolidated subsidiaries, which financial statements may be those included in the Seller's Form 10-K filed with the Securities and Exchange Commission;

          (c) as soon as an officer of the Seller has actual knowledge thereof, notice of each Seller's Event of Default or event that with the giving of notice or lapse of time or both would constitute a Seller's Event of Default;

          (d) promptly, following the filing or obtaining thereof, notice of any amendment, waiver or modification of, or supplement to, any application filed with or order obtained from the Commission in connection with the transactions contemplated by this Agreement;

          (e) promptly following the making thereof, notice of any material changes to the Credit and Collection Policy;

          (f) promptly following the filing thereof, copies of any Applications or other filings filed by Seller with the Commission seeking any changes or amendments to the Financing Order, the Tariff or any Revised Tariff and, promptly following receipt thereof, copies of any order granted by the Commission as a result of any such application or filing; and

          (g) promptly, from time to time, such other information, documents, records, opinions or reports respecting the Conservation Investment Assets or the conditions or operations, financial or otherwise, of the Seller or the performance by the Seller of its obligations under this Agreement, as the Servicing Agent may from time to time reasonably request in connection with the Purchaser's interests under or contemplated by this Agreement or the Conservation Bond.

          SECTION 8.03. Negative Covenants of the Seller. From the date hereof until the Collection Date, unless the Servicing Agent shall otherwise consent in writing, the Seller shall not:

          (a) Except as provided herein, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to any of the Conservation Investment Assets.

          (b) Amend or otherwise modify the terms of the Financing Order or seek any adjustments to the Tariff, except as expressly provided for in this Agreement.

          (c) Except as otherwise required by the Commission or applicable law, make any material change to the Credit and Collection Policy which would impair the Seller's ability to perform its obligations under this Agreement or the Conservation Bond.

          SECTION 8.04. Affirmative Covenants of the Collection Agent. From the date hereof until the Collection Date, unless the Servicing Agent shall otherwise consent in writing, the Collection Agent will:

          (a) Comply in all material respects with all applicable laws, rules, regulations and orders (including all material provisions of ERISA) with respect to it, its business and properties, including the Bondable Conservation Investments and the Conservation Investment Assets if failure to comply would materially adversely affect its ability to perform its obligations under this Agreement or the collectibility of the Conservation Investment Assets.

          (b) Preserve and maintain its corporate existence, in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified could materially adversely affect its ability to perform its obligations under this Agreement or the collectibility of the Conservation Investment Assets. Nothing herein shall prevent the merger, consolidation or sale of all or substantially all of the assets and business of the Collection Agent, provided that any corporation or other entity (i) into which the Collection Agent may be merged or consolidated, (ii) which may result from any merger, conversion or consolidation to which the Collection Agent shall be a party and in which the Collection Agent is not the surviving entity, or (iii) which may succeed to all or substantially all of the business of the Collection Agent, shall execute an agreement of assumption to perform every obligation of the Collection Agent hereunder in which event such corporation or entity shall be the successor to the Collection Agent hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement. The Collection Agent shall give prompt notice of any such merger, consolidation or sale to the Purchaser and the Servicing Agent.

          (c) At any reasonable time, permit the Purchaser or its agents or representatives, at their expense, to visit its offices in order to examine its books of account and other records and files relating to the Allocated Conservation Amounts (including, without limitation, computer tapes and disks) and to discuss with its officers and employees its performance under this Agreement.

          (d) At its expense timely and fully perform and comply with all terms and provisions, if any, required to be observed by it under the Financing Order, the Tariff and any Revised Tariff, including, without limitation, making all necessary filings for Rate Revisions and other changes in Rates to the extent permitted or required pursuant to the Financing Order, provided, that any such Rate Revisions or other change to Rates shall not modify the Scheduled Payment Amount of the Conservation Bond.

          (e) Maintain and implement administrative and operating procedures, and keep and maintain all records and other information, reasonably necessary or advisable for the collection of the Allocated Conservation Amounts.

          (f) Comply in all material respects with the Credit and Collection Policy as in effect from time to time, if failure to do so would adversely affect the collection of the Collection Agent's Allocated Conservation Amounts.

          (g) If, at any time, the collection Agent's long-term senior secured debt is rated less than BBB by S&P or less than Baa2 by Moody's, upon the request of the Servicing Agent establish and maintain for the benefit of the Purchaser, a segregated account with a financial institution acceptable to the Servicing Agent into which the Collection Agent shall (subject, as applicable, to the limitation in Section 3.03(b) on Collection Agent's obligation to make Allocated Conservation Amount Advances and the limitation in Section 5.01 on Collection Agent's and Seller's obligations to pay the Principal Amount and interest thereon) deposit, within one Business Day of receipt or, as applicable, funds otherwise becoming available, the pro rata daily portion of the Scheduled Payment Amount.

          SECTION 8.05. Reporting Requirements of the Collection Agent. From the date hereof until the Collection Date, the Collection Agent will, or will cause any other applicable Person to, unless the Servicing Agent shall otherwise consent in writing or unless Seller furnishes them, furnish to the Servicing
Agent:

          (a) promptly following the sending or filing thereof, copies of reports filed on Form 10-K, Form 10-Q and Form 8-K with the Securities and Exchange Commission;

          (b) as soon as available and in any event within 120 days after the end of each fiscal year of the Collection Agent, a copy of audited financial statements for such year certified by a nationally recognized public accounting firm for the Collection Agent and its consolidated subsidiaries, which financial statements may be included in the Collection Agent's Form 10-K filed with the Securities and Exchange Commission;

          (c) as soon as an officer of the Collection Agent has actual knowledge thereof, notice of each Event of Default or event that with the giving of notice or lapse of time or both would constitute an Event of Default;

          (d) promptly, following the filing or obtaining thereof, notice of any amendment, waiver or modification of, or supplement to, any application filed with or order obtained from the Commission in connection with the transactions contemplated by this Agreement;

          (e) promptly, from, time to time, such other information, documents, records, opinions or reports respecting the Allocated Conservation Amounts or the conditions or operations, financial or otherwise, of the Collection Agent or the performance by the Collection Agent of its obligations under this Agreement, as the Servicing Agent may from time to time reasonably request in connection with the Purchaser's interests under or contemplated by this Agreement; and

          (f) prior to the 15th day of each month commencing with November, 1996 (or, if such 15th day is not a Business Day, the next succeeding Business Day), a duly completed Monthly Report.

          SECTION 8.06. Negative Covenants of the Collection Aqent. From the date hereof until the Collection Date, unless the Servicing Agent shall otherwise consent in writing, the Collection Agent shall not:

          (a) Except as provided herein, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to any of the Conservation Investment Assets.

          (b) Amend or otherwise modify the terms of the Financing Order or seek any adjustments to the Tariff, except as expressly provided for in this Agreement.

          (c) Except as otherwise required by the Commission or applicable law, make any material change to the Credit and Collection Policy which would impair the Collection Agent's ability to perform its obligations under this Agreement.


                                   ARTICLE IX

                                EVENTS OF DEFAULT

          SECTION 9.01. Events of Default of Seller. If any of the following events (each a "Seller's Event of Default") shall occur and be continuing:

          (i) any failure by the Seller to make any payment required to be made by Seller hereunder and the continuance of such failure for a period of one Business Day;

          (ii) any representation or warranty made by the Seller hereunder or in any certificate delivered by Seller to the Servicing Agent in connection with this Agreement, shall prove to have been false or incorrect in any material respect when made and shall remain false or incorrect for fifteen Business. Days after the earlier of the date on which an officer of the Seller has actual knowledge of such false or incorrect representation or warranty and the date on which written notice of such false or incorrect representation or warranty has been given to the Seller requiring the same to be remedied, by the Purchaser or the Servicing Agent;

          (iii) any failure on the part of the Seller to perform or observe any term, covenant or agreement in this Agreement on its part to be performed or observed which continues unremedied for ten Business Days after the earlier of the date on which an officer of the Seller has actual knowledge of such failure and the date on which written notice of such failure has been given to the Seller requiring the same to be remedied, by the Purchaser or the Servicing Agent;

          (iv) there shall occur (a) a filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Seller or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Seller or for any substantial part of its property, or ordering the winding-up or liquidation of the Seller's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by the Seller of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Seller to the entry of an order for relief in an involuntary case under any such law, or the consent by the Seller to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Seller or for any substantial part of its property, or the making by the Seller of any general assignment for the benefit of creditors, or the failure by the Seller generally to pay its debts as such debts become due, or the taking of action by Seller in furtherance of any of the foregoing;

then, so long as such Seller's Event of Default shall not have been remedied and following three Business Days' notice from the Purchaser or the Servicing Agent, the Purchaser shall have the right to (A) appoint a third-party entity, which will be a financial institution or a nationally recognized accounting or consulting firm, to oversee the collection and distribution of the revenue relating to Conservation Investment Assets and/or (B) require the Collection Agent to establish a segregated account as described in Section 8.04(g), such rights, and the right to indemnification by Seller pursuant to Section 10.01 hereof, being the sole rights and remedies in case of a Seller Event of Default under Section 9.01(ii), above. In addition, in case of Seller's Events of Default under Sections 9.01(i), (iii), or (iv), above, the Purchaser shall have all rights and remedies provided under the Statute and other applicable law, which rights shall be cumulative.

          SECTION 9.02. Events of Default of Collection Agent. If any of the following events (each a "Collection Agent Event of Default") shall occur and be continuing:

          (i) any failure by the Collection Agent to make any payment required to be made by Collection Agent hereunder and the continuance of such failure for a period of one Business Day;

          (ii) any representation or warranty made by the Collection Agent hereunder or in any certificate delivered by Collection Agent to the Servicing Agent in connection with this Agreement, shall prove to have been false or incorrect in any material respect when made and shall remain false or incorrect for fifteen Business Days after the earlier of the date on which an officer of the Collection Agent has actual knowledge of such false or incorrect representation or warranty and the date on which written notice of such false or incorrect representation or warranty has been given to the Seller requiring the same to be remedied, by the Purchaser or the Servicing Agent;

          (iii) failure on the part of the Collection Agent to perform or observe any other term, covenant or agreement in this Agreement on its part to be performed or observed which continues unremedied for ten Business Days after the earlier of the date on which an officer of the Collection Agent has actual knowledge of such failure and the date on which written notice of such failure has been given to the Collection Agent requiring the same to be remedied, by the Purchaser or the Servicing Agent;

          (iv) the Collection Agent's long-term secured debt shall be rated less than BBB- by S&P or less than Baa3 by Moody's; or

          (v) the three-month average of the ratio of the Collection Agent's write-offs of receivables as a percentage of collection of receivables shall exceed 3.0%;

          (vi) there shall occur (a) a filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Collection Agent or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Collection Agent or for any substantial part of its property, or ordering the winding-up or liquidation of the Collection Agent's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by the Collection Agent of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Collection Agent to the entry of an order for relief in an involuntary case under any such law, or the consent by the Collection Agent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Collection Agent or for any substantial part of its property, or the making by the Collection Agent of any general assignment for the benefit of creditors, or the failure by the Collection Agent generally to pay its debts as such debts become due, or the taking of action by Collection Agent in furtherance of any of the foregoing; or

          (vii) the Collection Agent shall fail to pay any principal of or premium or interest on any indebtedness for borrowed money having a principal amount of $50,000,000 or greater, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such indebtedness; or any other default under any agreement or instrument relating to any such indebtedness of the Collection Agent or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument if the effect of such default or event is to accelerate the maturity of such indebtedness;

then, so long as such Collection Agent Event of Default shall not have been remedied and following three Business Days' notice from the Purchaser or the Servicing Agent, the Purchaser shall have the right to (A) appoint a third-party entity, which will be a financial institution or nationally recognized accounting or consulting firm, to oversee the collection or distribution of Allocated Conservation Amounts and/or (B) require the Collection Agent to establish a segregated account as described in Section 8.04(g), such rights being the sole rights and remedies in case of a Collection Agent Event of Default under Sections 9.02(iv), (v) and (vii), above, and such rights and the right to indemnification by Collection Agent pursuant to Section 10.03 hereof being the sole rights and remedies in case of a Collection Agent Event of Default under Section 9.02(ii), above. In addition Purchaser shall: (1) in case of Collection Agent Events of Default set forth in Sections 9.02(i), (iii) and
(vi) have all rights and remedies provided under the Statute and all other applicable law, which rights shall be cumulative.


                                    ARTICLE X

                                 INDEMNIFICATION

          SECTION 10.01. Indemnification by Seller. The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller in such capacity under this Agreement and shall have no other obligations or liabilities hereunder Without limiting (except as provided in this Agreement) any other rights which the Purchaser, the Servicing Agent and their respective officers, directors, employees, and agents may have hereunder, under the Statute or under applicable law, the Seller hereby agrees to indemnify such parties and hold them harmless from and against any and all damages, losses, claims, liabilities and related costs and expenses (including attorneys' fees and disbursements), except for any such damages, losses, claims or liabilities resulting from the gross negligence or wilful misconduct of the Purchaser, the Servicing Agent and their respective officers, directors, employees and agents, asserted against and incurred by any of them as the sole and direct result of Seller's material breach of its representations and warranties set forth in Section 7.01 or its covenants and agreements as set forth in this Agreement.

          SECTION 10.02. Notices to Seller. The Purchaser agrees to notify the Seller upon its knowledge of a claim for which it intends to seek indemnification under Section 10.01 from the Seller. The Seller agrees to assist the parties indemnified under Section 10.01, to the extent reasonably requested by them, in any action, suit or proceeding brought by or against them in connection with the indemnification granted herein; provided, however, that to the extent Seller shall be obligated to expend its own funds with respect to such assistance, such expenditure shall be credited against any indemnification obligation hereunder.

          SECTION 10.03. Indemnification by Collection Agent. The Collection Agent shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Collection Agent in such capacity under this Agreement and shall have no other obligations or liabilities hereunder. Without limiting (except as provided in this Agreement) any other rights which the Purchaser, the Servicing Agent and their respective officers, directors, employees, and agents may have hereunder, under the Statute or under applicable law, the Collection Agent hereby agrees to indemnify such parties and hold them harmless from and against any and all damages, losses, claims, liabilities and related costs and expenses (including attorneys' fees and disbursements) that may be asserted against and incurred by such parties as the sole and direct result of Collection Agent's material breach of its representations and warranties set forth in Section 7.02 or its covenants and agreements as set forth in .this Agreement; provided, however, that the Collection Agent shall not be liable for any portion of any such amount resulting from the wilful misfeasance, bad faith or gross negligence of the Purchaser or the Servicing Agent or any loss occasioned by any action or omission in respect of which the Collection Agent has received instructions from the Purchaser or Servicing Agent or by the failure of the Purchaser or the Servicing Agent or their respective agents or designees to return any document to the Collection Agent or any delay in doing so. In addition, if the Purchaser becomes obligated to compensate the lenders under any of its Liquidity Facilities or Credit Facilities for a reduction in the rate of return on their capital due to a change in law or regulation, as more specifically provided in the documents relating to such Facilities, then the Collection Agent shall, subject to the condition set forth below, reimburse the Purchaser for the amount of any such compensation. Collection Agent's obligation to reimburse the Purchaser is expressly conditioned upon the Purchaser having used its reasonable efforts to reduce or eliminate its obligation to compensate such lenders.

          SECTION 10.04. Notices to Collection Agent. The Purchaser agrees to notify the Collection Agent upon its knowledge of a claim for which it intends to seek indemnification under Section 10.03 from the Collection Agent. The Collection Agent agrees to assist the parties indemnified under Section 10.03, to the extent reasonably requested by them, in any action, suit or proceeding brought by or against them in connection with the indemnification granted herein; provided, however, that to the extent Collection Agent shall be obligated to expend its own funds with respect to such assistance, such expenditure shall be credited against any indemnification obligation hereunder.


                                   ARTICLE XI

                                  MISCELLANEOUS

          SECTION 11.01. Amendments, Etc. No amendment or waiver of, or consent to departure from, any provision of this Agreement shall be effective unless it is in writing and signed by the parties hereto and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

          SECTION 11.02. Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telecopier, telegraphic, telex or cable communication) and sent, as to each party hereto, at its address set forth under its name on the signature pages hereto, or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective when sent.

          SECTION 11.03. Payments Net of Taxes. All payments by the Collection Agent payable under this Agreement and the Conservation Bond shall, subject to the provisions hereof, be made free and clear of, and without deduction for, any present or future income, stamp or other taxes, fees, duties, withholdings or other charges imposed by any taxing authority. If, after the Closing Date, and after Purchaser has taken reasonable actions to avoid, eliminate, or reduce such requirement, any law or regulation of any governmental authority requires that the Collection Agent make any withholding or deduction from any payment by the Collection Agent, then the Collection Agent will, subject to the provisions hereof:

          (a) pay to the relevant authority the full amount required to be withheld or deducted;

          (b) promptly forward to the Purchaser an official receipt or other satisfactory documentation evidencing such payment to such authority; and

          (c) pay to the Purchaser any additional amounts necessary to ensure that the net amount actually received by the Purchaser will equal the full amount it would have received had no such withholding or deduction been required.

Notwithstanding the foregoing Collection Agent's obligation under Section 11.03(c) is conditioned upon Purchaser using its reasonable best efforts to promptly obtain refunds or credits with respect to all taxes, fees, duties, withholdings or other charges paid by Collection Agent pursuant to the foregoing and Purchaser promptly paying such refunds and credits to Collection Agent.

          SECTION 11.04. No Waiver: Remedies. No failure on the part of any parties hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 11.05. Binding Effect: Assignability. (a) This Agreement shall be binding upon and inure to the benefit of the Seller, the Collection Agent, the Purchaser, the Servicing Agent and their respective successors and assigns, except that the Seller and the Collection Agent shall not have the right to assign any interest herein without the prior written consent of the Purchaser. The Purchaser may assign any of its rights or obligations hereunder to any Person; provided that in the case of any such assignment proposed to be made prior to the occurrence of a Seller's Event of Default or a Collection Agent's Event of Default, the consent of the Seller and the Collection Agent (which consent shall not be unreasonably withheld) shall be required and provided further, that no such assignment may be made if as a result thereof there is a material increase in the cost or liability or potential cost or liability to Seller or the Collection Agent.

          (b) This Agreement shall create and constitute the continuing obligation of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Collection Date; provided, however, that rights and remedies of the Purchaser under Article X and the provisions of
Section 11.07 shall survive any termination of this Agreement.

          SECTION 11.06. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Oregon.

          SECTION 11.07. No Proceedings. The Seller, the Collection Agent and the Servicing Agent each hereby agrees that it will not institute against the Purchaser any bankruptcy, reorganization, insolvency or similar proceeding until the date which is one hundred twenty-three days since the last day on which any commercial paper notes or medium term notes issued by the Purchaser shall have matured.

          SECTION 11.08. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

          SECTION 11.09. Limited Recourse. Recourse for the payment of the Conservation Bond shall be limited to the Collateral, and no recourse shall be had directly or indirectly for the payment of the Conservation Bond or any part thereof or any indebtedness represented thereby, against Seller, Collection Agent, their Affiliates or any of their respective officers, directors, employees or agents, provided, however, that the foregoing shall not limit the recourse of the Purchaser and the Servicing Agent with respect to the indemnification provisions set forth in Article X of this Agreement.


                  [remainder of page intentionally left blank]

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of this 11th day of October, 1996.



Seller:                           PORTLAND GENERAL ELECTRIC COMPANY.


                                  By /s/ [illegible]
                                    ------------------------------------
                                        Title:  Assistant Treasurer

                                  121 SW Salmon Street
                                  Portland, OR 97204
                                  Facsimile No.: 503/464-2200


Purchaser:                        ASSET SECURITIZATION COOPERATIVE
                                         CORPORATION


                                  By
                                    ------------------------------------
                                      Vice President

                                      425 Lexington Avenue
                                      New York, New York 10017
                                      Attention: President
                                      Facsimile No.: (212) 856-3643


Servicing Agent:                  CANADIAN IMPERIAL BANK OF
                                     COMMERCE, as Servicing Agent


                                  By
                                    ------------------------------------
                                      Authorized Signatory
                                      425 Lexington Avenue
                                      New York, New York 10017
                                      Attention:  Asset Securitization
                                                   Group
                                      Facsimile No.: (212) 856-3643

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of this 11th day of October, 1996.



Seller:                           PORTLAND GENERAL ELECTRIC COMPANY.


                                  By
                                    ------------------------------------
                                        Title:  Assistant Treasurer

                                  121 SW Salmon Street
                                  Portland, OR 97204
                                  Facsimile No.: 503/464-2200


Purchaser:                        ASSET SECURITIZATION COOPERATIVE
                                         CORPORATION


                                  By /s/ [illegible]
                                    ------------------------------------
                                      Vice President

                                      425 Lexington Avenue
                                      New York, New York 10017
                                      Attention: President
                                      Facsimile No.: (212) 856-3643


Servicing Agent:                  CANADIAN IMPERIAL BANK OF
                                     COMMERCE, as Servicing Agent


                                  By /s/ [illegible]
                                    ------------------------------------
                                      Authorized Signatory
                                      425 Lexington Avenue
                                      New York, New York 10017
                                      Attention:  Asset Securitization
                                                   Group
                                      Facsimile No.: (212) 856-3643

Collection Agent:                 PORTLAND GENERAL ELECTRIC COMPANY.


                                  By /s/ [illegible]
                                    ------------------------------------
                                      Assistant Treasurer

                                  121 SW Salmon Street
                                  Portland, OR 97204
                                  Facsimile No.:  503/464-2200